CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

INVOICE

SBI Art Auction

SBI Art Auction Co., Ltd.
[***]
[***]
TEL [***]
EMAIL [***]

Date of the Auction: January 24 & January 25, 2026

Masterworks Gallery, LLC as agent for Masterworks SPC, acting on behalf of its Gallery Segregated Portfolio

Paddle No. [***]

Issue Date 25 January, 2026
SBIAA Transaction Date 25 January, 2026

Total Invoice Amount ¥ 57,500,000

Transaction Details (Artworks, etc.)			Hammer Price	Buyer's Premium	Amount
Lot	Artist	Title			
114	KUSAMA Yayoi	Pumpkin	¥50,000,000	¥7,500,000	¥57,500,000
		Total	¥50,000,000	¥7,500,000	¥57,500,000

Amount subject to 10 % consumption tax ¥0

Consumption tax ¥0

Payment for the Artwork(s), etc. that were sucessfully bid for shall be made to the following bank account within ten (10) business days from the Date of the Auction. In addition, any bank transfer fee and any foreign currency translation fee shall be borne by the payer.

Swift Code: [***]
Bank: [***]
Branch: [***]
Account Name: [***]
Account Number: [***]
Bank Address: [***]

銀行名 ： [***] 支
店名 ： [***] 口
座番号： [***]
口座名 ： [***]

This Invoice, together with the delivery slip to be sent separately, shall be a qualified invoice for the transfer of taxable assets, etc. made by SBI Art Auction Co., Ltd. and SBI Art Port Co., Ltd. to you (with respect to the transfer of the taxable assets of SBI Art Port Co., Ltd., SBI Art Auction Co., Ltd. deliveres such qualified invoice in accordance with the Special Provisions for Intermediary Delivery (baikaisha-kofu-tokurei)). Therefore, please keep this Invoice and delivery slip together. In the event any items other than the Artwork(s), etc. ("Expenses") are stated under the Transaction Details, such amount shall be charged as a fee, equivalent to the amount of the expenses incurred by SBI Art Auction Co., Ltd. "SBIAA Transaction Date" on this Invoice refers to the "date of transfer of taxable assets, etc." for SBI Art Auction Co., Ltd. ("Buyer's Premium"), and the "Delivery Date" on the delivery slip refers to the "date of transfer of taxable assets, etc." for SBI Art Port Co., Ltd. ("Hammer Price") and SBI Art Auction Co., Ltd. ("Expenses").